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Exhibit B
Rule 24 Reporting Requirement No. 4

Estate Assets

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       Asset            Legal Selling         Closing Date    Gross Sales                     Asset Description
                       Entity/Entities                        Amount (US$)
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
Nakornthai Strip     Enron North America            9/5/2005        863,000    67,092,966.13 publicly-traded common shares
Mill (NSM) Bond             Corp.                                              (converted from bonds) of Nakornthai Strip
Conversion                                                                     Mill Public Company Ltd. (Thai Exchange: NSM.BK)
                                                                               held by ENA. 70% (46,965,076 shares) sold by ENA
                                                                               8/19/05 through 8/30/05, with funding for all
                                                                               sales ($863,000) occurring on 9/5/05. ENA still
                                                                               holds remaining 30% (20,127,890 shares) which
                                                                               can be sold after 11/1/05. NSM owns a
                                                                               partially-completed, thin-slab/flat-rolled steel
                                                                               mill located near Bangkok, Thailand.
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Marianas Energy     Enron Development Piti         7/28/2005     12,836,604    Enron Development Piti Holdings Corp. sold its
Company LLC        Holdings Corp., El Guam                                     50% equity interest in Marianas Energy Company
                     Operations LLC, and                                       LLC, which owns a power plant in Guam; EI Guam
                    Enron Guam Piti Corp.                                      Operations, LLC assigned its rights and
                                                                               obligations under a related technical and
                                                                               administrative assistance agreement and other
                                                                               related documents; and Enron Guam Piti Corporation
                                                                               assigned its rights and obligations in a related
                                                                               operation and maintenance supervision contract and
                                                                               other related documents.
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Prisma Assets

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Not Applicable.
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PGE Assets

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Boardman Coal          Portland General         9/1/2005                       Ownership shares of the Boardman Coal handling
handling equipment     Electric Company                        2,125,000       equipment in accordance with the Ownership and
                                                                               Operating Agreement for the Boardman Plant.
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Boardman Coal          Portland General        9/30/2005                       Ownership shares of the Boardman Coal handling
handling equipment     Electric Company                        2,125,000       equipment in accordance with the Ownership and
                                                                               Operating Agreement for the Boardman Plant.
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